Exhibit C

JOINDER AGREEMENT TO

SLP STOCKHOLDERS AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain SLP Stockholders Agreement, dated as of December 25, 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “SLP Stockholders Agreement”) by and among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., EMC, Denali Finance Corp., Dell International L.L.C., each other Specified Subsidiary that may become a party thereto in accordance with the terms thereof, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the SLP Stockholders Agreement.

By executing and delivering this Joinder Agreement to the SLP Stockholders Agreement, the undersigned hereby adopts and approves the SLP Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of DTI Securities, to become a party to, and to be bound by and comply with the provisions of, the SLP Stockholders Agreement applicable to a Stockholder and SLP Stockholder, respectively, in the same manner as if the undersigned were an original signatory to the SLP Stockholders Agreement.

Each of the undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the SLP Stockholders Agreement, it is a Permitted Transferee of a SLP Stockholder. Silver Lake Technology Investors V, L.P., a Delaware limited partnership, hereby represents that it will be the lawful record owner of 265,955.00 shares of Class B Common Stock of the Company as of 11:00 p.m. New York City time on the date hereof. Silver Lake Partners V DE (AIV), L.P., a Delaware limited partnership, hereby represents that it will be the lawful record owner of 21,697,585.52 shares of Class B Common Stock of the Company as of 11:00 p.m. New York City time on the date hereof. SLP SPV-2, L.P., a Delaware limited partnership, hereby represents that it will be the lawful record owner of 39,047,589.18 shares of Class B Common Stock of the Company as of 11:00 p.m. New York City time on the date hereof. Denali AIV Holdings, L.P., a Delaware limited partnership, hereby represents that it will not be the lawful record owner of any shares of Class B Common Stock of the Company as of 11:00 p.m. New York City time on the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the SLP Stockholders Agreement, including but not limited to conveying its record and beneficial ownership of any DTI Securities and all rights, title and obligations thereunder back to the initial transferor Stockholder or to another Permitted Transferee of the original transferor Stockholder, as the case may be, immediately prior to such time that the undersigned no longer meets the qualifications of a Permitted Transferee as set forth in the SLP Stockholders Agreement.

The undersigned acknowledges and agrees that Section 8.2 through Section 8.6 of the SLP Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

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Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the 14th day of February, 2019.

SILVER LAKE PARTNERS V DE (AIV), L.P.

By:	Silver Lake Technology Associates V, L.P.,
its general partner

By:	SLTA V (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing
member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS V,
L.P.

By:	Silver Lake Technology Associates V, L.P.,
its general partner

By:	SLTA V (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing
member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Director

SL SPV-2, L.P.

By:	SLTA SPV-2, L.P., its general partner

By:	SLTA SPV-2 (GP), L.L.C., its general
partner

By:	Silver Lake Group, L.L.C., its managing
member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Director

[SLP Stockholders Agreement]

DENALI AIV HOLDINGS, L.P.

By:	SLTA SPV-2, L.P., its general partner

By:	SLTA SPV-2 (GP), L.L.C., its general
partner

By:	Silver Lake Group, L.L.C., its managing
member

By:	/s/ Egon Durban
Name: Egon Durban
Title: Managing Director

Address:	c/o Silver Lake Partners
2775 Sand Hill Road
Suite 100
Menlo Park, CA 94025
Attention:	Karen King
Facsimile:	(650) 233-8125
E-mail:	karen.king@silverlake.com

and

Address:	c/o Silver Lake Partners
9 West 57th Street, 32nd Floor
New York, NY 10019
Attention:	Andrew J. Schader
Facsimile:	(212) 981-3535
Email:	andy.schader@silverlake.com

[SLP Stockholders Agreement]

AGREED AND ACCEPTED

as of the 14th day of February, 2019.

DELL TECHNOLOGIES INC.

By:	/s/ Janet M. Bawcom
Name:	Janet M. Bawcom
Title:	Senior Vice President and Assistant
Secretary

[SLP Stockholders Agreement]